UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   September  29, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 29, 2008, to finalize its previously announced agreement in principle, Cephalon, Inc. (the “Company”) entered into a Civil Settlement Agreement (the “Agreement”) with the U.S. Department of Justice, the U.S. Attorney’s Office for the Eastern District of Pennsylvania, the Office of Inspector General of the U.S. Department of Health and Human Services (“OIG”), TRICARE Management Activity, the U.S. Office of Personnel Management (collectively, the “United States”) and the relators identified in the Agreement (the “Relators”) to settle the outstanding False Claims Act claims relating to the Company’s promotional practices with respect to ACTIQ® (oral transmucosal fentanyl citrate) and PROVIGIL® (modafinil) from January 1, 2001 through December 31, 2006 and GABITRIL® (tiagabine hyrdrochloride) from January 2, 2001 through February 18, 2005 (the “Claims”).   The Agreement is neither an admission of facts nor liability by the Company nor a concession by the United States that its Claims are not well-founded.  Pursuant to the Agreement, the Company will pay a total of $375 million (the “Settlement Amount”) plus interest on the Settlement Amount calculated at the rate of 4% per annum interest from January 1, 2008 to the day before payment is made as set forth in the following sentence.  The Settlement Amount consists of (a) a federal settlement amount of $256,298,517 and related interest amounts to be paid by October 6, 2008 (the “Federal Payment”), (b) a state Medicaid settlement to the participating states of $116,833,455 and related interest amounts to be paid by October 29, 2008 (the “State Medicaid Payment”) and (c) a public health service entity settlement amount of $1,868,028 and related interest amounts to be paid by November 28, 2008. Pursuant to the Agreement, (i) the United States releases the Company from all Claims; (ii) the Relators release the Company from all Claims; (iii) the United States agrees to refrain from seeking exclusion of the Company from Medicare, Medicaid, the TRICARE Program or other federal health care programs for the Company’s promotional practices that were the subject of the Claims; and (iv) the United States and the Relators will file a motion to dismiss all Claims within five business days of the the Federal Payment and the State Medicaid Payment.  In association with the Agreement, the Company pled guilty to one misdemeanor violation of the U.S. Food, Drug and Cosmetic Act and agreed to pay (in addition to the Settlement Amount) $50 million, of which $40 million will be applied to a criminal fine and $10 million will be applied to satisfy the forfeiture obligation.  The guilty plea is subject to the approval of the United States District Court for the Eastern District of Pennsylvania, which approval we expect in the fourth quarter of 2008, and the $50 million payment will occur after such approval.

As part of the Agreement, the Company entered into a Corporate Integrity Agreement (the “CIA”) with the OIG for a term of five years.  Pursuant to the CIA, the Company is required, among other matters, to: (i) continue to maintain a Chief Compliance Officer, who is a member of executive management, and a Compliance Committee chaired by the Chief Compliance Officer and consisting of senior management; (ii) issue to its employees a code of conduct that sets forth the Company’s commitment to comply with all federal healthcare program requirements; (iii) retain an Independent Review Organization (the “IRO”) to review the Company’s compliance with the terms of the CIA and report to OIG regarding that compliance; (iv) report to OIG any violations of law that come to the Company’s attention; (v) deliver notice to each doctor and entity to which the Company promotes its products advising of the Company’s legal obligations to promote its products and the terms of the Agreement and the CIA and inviting doctors and entities to contact the Company if any representative of the Company engages in inappropriate promotion of the Company’s products; and (vi) report money paid to doctors for consulting services on the Company’s website beginning January 31, 2010 and report all other value the Company provides to doctors on the Company’s website beginning March 31, 2011.  The Company is also subject to periodic reporting and annual certification requirements requiring it to attest to OIG that the provisions of the CIA are being implemented and followed.  Additionally, the IRO will conduct annual audits on certain processes and procedures related to the promotion of the Company’s products.

In connection with the execution of the Agreement, the Company has agreed to enter into State Settlement and Release Agreements (each, a “State Settlement Agreement”) with all 50 states and the District of Columbia (each, a “state”).  By executing the State Settlement Agreement with the Company, a state will receive its allocation of the compensatory State Medicaid Payment and related interest amounts.  In exchange for the State Medicaid Payment, each state will release the Company from any claims based upon the submission of claims to the state’s Medicaid program due to the Company’s promotional practices that were the subject of the Claims.  Each state will also refrain from seeking exclusion of the Company from its Medicaid program.  To the extent a state does not enter into a State Settlement Agreement within 180 days of the date of the Agreement, its allocation of the State Medicaid Payment will revert to the Company.

On September 29, 2008, the Company issued a press release regarding the settlement of various outstanding legal matters. The Company hereby incorporates by reference the press release dated September 29, 2008, attached hereto as Exhibit 99.1.

The foregoing description of certain material provisions of the Agreement, the CIA and the form of State Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 8.01                                             Other Events.

On September 29, 2008, the Company entered into an Assurance of Voluntary Compliance (the “Connecticut Assurance”) with the Attorney General of the State of Connecticut and the Commissioner of Consumer Protection of the State of Connecticut (collectively, “Connecticut”) to settle Connecticut’s investigation of the Company’s promotional practices with respect to ACTIQ, GABITRIL and PROVIGIL.  Pursuant to the Connecticut Assurance, (i) the Company will pay a total of $6.15 million to Connecticut, of which $3.8 million will fund Connecticut Department of Public Health cancer initiatives and $200,000 will fund a state electronic prescription monitoring program; and (ii) Connecticut has released the Company from any claim relating to the promotional practices that were the subject of Connecticut’s investigation.

On September 29, 2008, the Company also entered into an Assurance of Discontinuance (the “Massachusetts Settlement Agreement”) with the Attorney General of the Commonwealth of Massachusetts (“Massachusetts”) to settle Massachusetts’ investigation of the Company’s promotional practices with respect to fentanyl-based products.  Pursuant to the Massachusetts Settlement Agreement, (i) the Company will pay a total of $700,000 to Massachusetts, of which $450,000 will fund Massachusetts cancer initiatives and benefit consumers in Massachusetts; and (ii) Massachusetts has released the Company from any claim relating to the promotional practices that were the subject of Massachusetts’ investigation.

On September 29, 2008, the Company issued a press release regarding the settlement of various outstanding legal matters. The Company hereby incorporates by reference the press release dated September 29, 2008, attached hereto as Exhibit 99.1 and the disclosures set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Description
10.1

Settlement Agreement dated as of September 29, 2008 among Cephalon, Inc., the U.S. Department of Justice, the U.S. Attorney’s Office for the Eastern District of Pennsylvania, the Office of Inspector General of the Department of Health and Human Services, TRICARE Management Activity, the U.S. Office of Personnel Management and the relators identified therein

10.2	Corporate Integrity Agreement dated as of September 29, 2008 between the Office of Inspector General of the Department of Health and Human Services and Cephalon, Inc.

10.3	Form of State Settlement Agreement and Release dated as of September 29, 2008 between Cephalon, Inc. and each of the 50 States and the District of Columbia

99.1	Press Release dated September 29, 2008

99.2	Q&A on Settlements Regarding Investigations into Cephalon Business Practices posted on Cephalon’s website

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: September 29, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1

Settlement Agreement dated as of September 29, 2008 among Cephalon, Inc., the U.S. Department of Justice, the U.S. Attorney’s Office for the Eastern District of Pennsylvania, the Office of Inspector General of the Department of Health and Human Services, TRICARE Management Activity, the U.S. Office of Personnel Management and the relators identified therein

10.2	Corporate Integrity Agreement dated as of September 29, 2008 between the Office of Inspector General of the Department of Health and Human Services and Cephalon, Inc.

10.3	Form of State Settlement Agreement and Release dated as of September 29, 2008 between Cephalon, Inc. and each of the 50 States and the District of Columbia

99.1	Press Release dated September 29, 2008

99.2	Q&A on Settlements Regarding Investigations into Cephalon Business Practices posted on Cephalon’s website